UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed on January 19, 2022 (the “Original Form 8-K”) solely to correct the description of Mr. Bancroft’s business experience. Item 5.02 of the Original Form 8-K incorrectly referenced Mr. Bancroft as serving as a current Executive Vice President of Chubb Limited and inadvertently referred to Chubb Limited as the acquiror of ACE Limited. Further, Exhibit 99.1 of the Original Form 8-K, which incorrectly referred to Mr. Bancroft as a current Executive Vice President of Chubb Limited, has been corrected on Exhibit 99.1 to this Amendment.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2022, upon recommendation by the Corporate Governance and Nominating Committee of the Board of Directors (the “Board”) of Regional Management Corp. (the “Company”), the Board increased the size of the Board from eight members to nine members and appointed Philip V. Bancroft as a new member of the Board, effective immediately. In addition to his appointment to the Board, Mr. Bancroft was also appointed to serve on the Audit Committee of the Board and the Risk Committee of the Board. He will stand for re-election to the Board at the Company’s upcoming 2022 Annual Meeting of Stockholders. Mr. Bancroft will be eligible to receive compensation for his service as a non-employee director consistent with that of the Company’s other non-employee directors (pro-rated for a partial year of service). The Board has determined that Mr. Bancroft is an independent director under applicable Securities and Exchange Commission and New York Stock Exchange rules. There are no arrangements or understandings between Mr. Bancroft and any other person pursuant to which Mr. Bancroft was selected as a director, and there are no transactions between Mr. Bancroft and the Company that would be reportable under Item 404(a) of Regulation S-K.

Mr. Bancroft, 62, is the former Chief Financial Officer and Executive Vice President of Chubb Limited (NYSE: CB), the largest publicly traded property and casualty insurance company in the world. He was the Chief Financial Officer of ACE Limited from 2001 prior to ACE’s acquisition of Chubb in 2016, at which time he became the Chief Financial Officer of Chubb. Prior to ACE, Mr. Bancroft served as Partner-in-Charge for the New York Regional Insurance Group of PricewaterhouseCoopers (PwC) from 1996 to 2001, and spent nearly 20 years at PwC in various roles. He has served on the boards of various organizations, currently serving on Saint Joseph’s University Haub School of Business/Advisory Board for Insurance Risk Management. He was certified as a public accountant and earned his Bachelor of Business Administration in Accounting from Temple University.

A copy of the Company’s press release announcing the appointment of Mr. Bancroft to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

Item 9.01.    Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Regional Management Corp., dated January 19, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: January 20, 2022	By:	/s/ Harpreet Rana
Harpreet Rana
Executive Vice President and Chief Financial Officer

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